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                                                                  Exhibit (b)(5)
                           HARRIS INSIGHT FUNDS TRUST
                                  (the "Trust")

                  Amendment dated April 27, 2001 to the By-Laws

         Article II, Section 1 of the Trust's By-Laws is amended to read as follows (additions are underscored and deletions are struck through):

                  Until changed by the Trustees, the principal office of the Trust shall be 3200 Horizon Drive, King of Prussia, Pennsylvania 19406.



                                           /s/ Peter P. Capaccio
                                       --------------------------
                                       Peter P. Capaccio
                                       President


Date:    April 27, 2001